As filed with the Securities and Exchange Commission on October 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Global Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas	74-1598370
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7900 Callaghan Road

San Antonio, Texas 78229

(Address of Principal Executive Offices) (Zip Code)

U.S. Global Investors, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Susan B. McGee

President and General Counsel

U.S. Global Investors, Inc.

7900 Callaghan Road

San Antonio, Texas 78229

(210) 308-1234

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A common stock, par value $0.025 per share	144,739	$2.74	$396,584.86	$51.08

(1)	Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of Class A common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the U.S. Global Investors, Inc. Employee Stock Purchase Plan.
(2)	Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low sale prices reported on the NASDAQ Capital Market on October 11, 2013.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .0001288.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by U.S. Global Investors, Inc. (the “Company”) pursuant to General Instruction E to Form S-8 to register an additional 144,739 shares of Class A common stock that may be offered and sold to participants under the U.S. Global Investors, Inc. Employee Stock Purchase Plan (the “Plan”). The contents of the registration statements on Form S-8, file numbers 333-1588926 and 333-152182, previously filed by the Company and relating to the registration of shares of Class A common stock for issuance under the Plan, are hereby incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.

PART II

Item 8. Exhibits.

Exhibit No.	Description

4.1	Fourth Restated and Amended Articles of Incorporation of Company, incorporated by reference to the Company’s Form 10-Q for the quarterly report ended March 31, 2007 (EDGAR Accession Number 000075811-06-000076)

4.2	Amended and Restated By-Laws of Company, incorporated by reference to Exhibit 3.02 of the Company’s Form 8-K filed on November 8, 2006 (EDGAR Accession Number 000095134-07-010817)

5.1	Opinion of Morgan Lewis & Bockius LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page of this Registration Statement)

99.1	U.S. Global Investors, Inc. Employee Stock Purchase Plan, as amended September 13, 2013, incorporated by reference to the Company’s Form 8-K filed on September 19, 2013 (EDGAR Accession Number 0001193125-13-371947)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on October 15, 2013.

U.S. Global Investors, Inc.

By:	/s/ Susan B. McGee
Name:	Susan B. McGee
Title:	President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank E. Holmes, Susan B. McGee, Thomas F. Lydon, Jr., Jerold H. Rubinstein, Roy D. Terracina and Lisa Callicotte, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement (including registration statements filed pursuant to Rule 462(b) under the Securities Act), whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank E. Holmes Frank E. Holmes	Chief Executive Officer, Chief Investment Officer	October 15, 2013

/s/ Susan B. McGee Susan B. McGee	President and General Counsel	October 15, 2013

/s/ Lisa Callicotte	Chief Financial Officer	October 15, 2013
Lisa Callicotte

/s/ Jerold H. Rubinstein Jerold H. Rubinstein	Chairman of the Board of Directors	October 15, 2013

/s/ Thomas F. Lydon, Jr.	Director	October 15, 2013
Thomas F. Lydon, Jr.

/s/ Roy D. Terracina Roy D. Terracina	Director	October 15, 2013

Exhibit Index

Exhibit No.	Description

4.1	Fourth Restated and Amended Articles of Incorporation of Company, incorporated by reference to the Company’s Form 10-Q for the quarterly report ended March 31, 2007 (EDGAR Accession Number 000075811-06-000076)

4.2	Amended and Restated By-Laws of Company, incorporated by reference to Exhibit 3.02 of the Company’s Form 8-K filed on November 8, 2006 (EDGAR Accession Number 000095134-07-010817)

5.1	Opinion of Morgan Lewis & Bockius LLP

23.1	Consent of BDO, USA LLP

23.2	Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page of this Registration Statement)

99.1	U.S. Global Investors, Inc. Employee Stock Purchase Plan, as amended September 13, 2013, incorporated by reference to the Company’s Form 8-K filed on September 19, 2013 (EDGAR Accession Number 0001193125-13-371947)

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